EXHIBIT 24.1

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of DDR CORP., an Ohio corporation (the “Corporation”), hereby constitutes and appoints Daniel B. Hurwitz, David J. Oakes and David E. Weiss, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-8 relating to the registration of certain equity securities of the Corporation to be offered in connection with the DDR Corp. 2012 Equity and Incentive Compensation Plan, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and Registration Statements filed pursuant to Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it

Executed as of this 15th day of May, 2012.

/s/ Daniel B. Hurwitz Daniel B. Hurwitz President, Chief Executive Officer and Director (Principal Executive Officer)	/s/ David J. Oakes David J. Oakes Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Christa A. Vesy Christa A. Vesy Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	/s/ Terrance R. Ahern Terrance R. Ahern Director

/s/ James C. Boland James C. Boland Director	/s/ Thomas Finne Thomas Finne Director

/s/ Robert H. Gidel Robert H. Gidel Director	/s/ Volker Kraft Volker Kraft Director

/s/ Rebecca L. Maccardini Rebecca L. Maccardini Director	/s/ Victor B. MacFarlane Victor B. MacFarlane Director

/s/ Craig Macnab Craig Macnab Director	/s/ Scott D. Roulston Scott D. Roulston Director

/s/ Barry A. Sholem Barry A. Sholem Director